UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2011

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-27965	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rudolph Road, P.O. Box 1000, Flanders, NJ 07836
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (973) 691-1300
Not applicable
(Former name or former address, if changed since last report.)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
Rudolph Technologies, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) on May 25, 2011 near its Taiwan facility. At the Annual Meeting, the Company's stockholders voted on the following four proposals and cast their votes as follows:
Proposal 1: Election of two Class III directors to serve for three-year terms expiring upon the 2014 Annual Meeting of Stockholders or until their successors are elected. The director nominees were:

Nominee	For	Against	Abstain	Broker Non-Votes
Aubrey C. Tobey	21,664,189	2,711,184	395,231	4,628,455
John R. Whitten	23,923,996	451,377	395,231	4,628,455
Each director nominee was elected a director of Rudolph Technologies, Inc.
Proposal 2: Non-binding advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
23,805,132	874,544	90,928	4,628,455
Proposal 3: Non-binding advisory vote on frequency of vote on executive compensation:

One year	Two years	Three years	Abstain	Broker Non-Votes
20,627,393	149,696	3,984,455	9,060	4,628,455
On an advisory basis, the Company’s stockholders indicated their preference for the advisory vote on executive compensation to be held annually. In accordance with the voting results for this item, the Company intends to provide stockholders with an annual opportunity to cast a non-binding advisory vote on executive compensation until the next required advisory vote on the frequency of future advisory votes on executive compensation. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is required to provide stockholders at least once every six calendar years the opportunity to cast a non-binding advisory vote on the frequency of stockholder votes on executive compensation.
Proposal 4: Ratification of Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2011:

For	Against	Abstain	Broker Non-Votes
29,390,739	1,043	7,277	—
This proposal was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Rudolph Technologies, Inc.

Date: May 31, 2011	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer